UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 18, 2015

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                      Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

On December 18, 2015, Cubic Corporation (“Cubic”) acquired TeraLogics, LLC (“TeraLogics”), a leading provider of real-time Full Motion Video ISR Processing, Exploitation and Dissemination for the Department of Defense, the intelligence community and commercial customers, based in Ashburn, Virginia. TeraLogics was acquired for total cash consideration of up to $39 million, including $9 million of contingent consideration and subject to other customary adjustments per the terms of the stock purchase agreement.

In addition, on December 18, 2015, Cubic entered into an agreement to acquire GATR Technologies, Inc. (“GATR”), a manufacturer of next-generation deployable satellite communication terminal solutions, based in Huntsville, Alabama, for total cash consideration of up to $232.5 million, including $7.5 million of contingent consideration and subject to customary pre- and post-closing adjustments. The closing of the acquisition is subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions, and is expected to occur in the first quarter of 2016.

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This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Statements in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Forward-looking statements include, among others, statements regarding the closing of the GATR acquisition. Actual results could differ materially from those expressed in any forward-looking statements due to numerous factors. Such factors include, among others, the risk and uncertainties associated with the satisfaction of closing conditions relating to the GATR acquisition, as well as risks and uncertainties in Cubic’s business, including the risks described in Cubic’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Cubic undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2015	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary